Exhibit 99.1

Soluna Announces Monthly Business Update

ALBANY, NY, March 10, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its February 2026 project site-level operations, developments, and updates.

The Company has provided the following Corporate and Site Updates.

Key Company Metrics:

The monthly metrics are now available here.

Metric	Hosted Hashrate (1), (2)	Self-Mining Hashrate (1), (3)	BTC Mined (3)	Wasted Energy Used (4)
For the month ended:	Avg Monthly PH/s:	Avg Monthly Ph/s:	Monthly BTC Mined:	MWh Consumed Monthly:
February 2026	3,883	760	9.5	N/A
January 2026	3,590	708	9.2	18,351
December 2025	3,677	736	9.3	25,503
November 2025	3,863	757	9.0	13,794
October 2025	3,390	737	9.2	10,110
September 2025	2,950	658	8.7	962
August 2025	2,752	508	7.4	592
July 2025	2,059	542	8.5	305
June 2025	1,950	592	8.6	3,591
May 2025	1,839	634	10	6,885
April 2025	1,727	664	10	13,043
March 2025	1,676	731	12	14,315
February 2025	1,445	701	10	5,589
January 2025	1,285	622	10	5,060

Notes:

(1) Nameplate hash rate in February 2026 was 3,883 PH/s and 760 PH/s for hosted and self-mining hash rate, respectively.

(2) Project Sophie is contractually run at an 83% capacity factor under its PPA. In calculating our average, we have adjusted the hash rate to exclude hours when we are not permitted to run.

(3) Proprietary mining only.

(4) There is a 1-month lag on this statistic due to data collection requirements.

Corporate Highlights:

●	Soluna Expands Partnership with Blockware, Adding 6MW at Project Dorothy 1

●	Soluna publishes a new blog post, “The AI Energy Wall and the End of Invisible Infrastructure.”

●	CEO John Belizaire featured in Data Center Knowledge discussing stranded renewables, AI data centers, and the evolving power grid.

●	CEO John Belizaire examines the shift from the Internet era to AI infrastructure in the latest episode of Soluna’s podcast, Clean Integration.

Key Project Updates:

Project Dorothy 1A (25 MW, Bitcoin Hosting) / Project Dorothy 1B (25 MW, Bitcoin Prop-Mining):

●	Customer deployments were ongoing at D1A for a 20 MW fleet upgrade, Blockware completed their 6 MW expansion, and the balance of miners had been received to complete Canaan’s 11 MW deployment, returning the site to full capacity.

●	Operations remained strong at D1B for the month, with minimal curtailment.

Project Dorothy 2 (48 MW, Bitcoin Hosting):

●	Operations remained strong for the month, with all customers at full capacity and minimal curtailment.

Project Sophie (25 MW, Bitcoin Hosting):

●	Operations remained strong for the month, with all customers at full capacity.

Project Kati 1 (83 MW Under Construction, Bitcoin Hosting):

●	Substantial completion of the first phase of K1A Galaxy (24 MW) has been achieved, and the facility has been fully commissioned, transitioning to steady-state operations.

●	K1A Galaxy: Phase 2 (12 MW) and Phase 3 (12 MW) are on track for completion in March, both ahead of schedule.

●	Construction of K1B (35 MW, Soluna MDCs / Cormint Containers): continues to progress, with Cormint containers having completed production and due to arrive at the site by the end of March. Upon arrival, installation and commissioning will proceed for the first phase of K1B (12 MW).

●	Hiring efforts continue in alignment with the commissioning plan to support the transition to operations with tremendous community engagement.

Project Kati 2 (Under Development, AI/HPC Hosting):

●	The initial Design-Build RFP process helped inform the Company’s next steps, and the Company is now refining its procurement strategy to advance Phase 1 (100MW critical IT capacity) efficiently. A new RFP for design services is expected to be issued next week to advance Phase 1 to 30% schematic design, deepen technical materials for customers, and allow additional time to select the appropriate general contractor.
●	Phase 1 design is advancing to the 30% schematic level, tailored to each prospect’s Basis of Design requirements and the rapidly evolving AI and GPU market. This process is intended to preserve scalability and support future technology needs.
●	The Company is in active discussions with an expanding group of prospects interested in 350 MW of Critical IT capacity, with negotiations underway on Master Service Agreements and financing terms.
●	Procurement of long-lead power-related equipment has begun for the site.

Project Grace (2 MW Under Development, AI/HPC Hosting):

●	Talking to OEM partners about collaboration and testing data.

Pipeline Highlights:

●	Finalizing Power Purchase Agreements (PPAs) and Retail Electric Provider (REP) agreements for Project Rosa, with Ellen and Hedy agreements now finalized and pending execution.
●	Advancing land due diligence activities under executed Purchase and Sale Agreements (PSAs) for the Projects Annie, Ellen, Hedy, and Rosa.
●	Project Annie remains in the Transmission/Distribution Service Provider (TDSP) planning queue and is progressing outside of the ERCOT Large Flexible Load process.
●	Continuing to advance partnership opportunities and evaluate potential assets with multiple Independent Power Producers (IPPs) across the U.S. Independent System Operators (ISOs).
●	Initiated active efforts to identify additional land to support the planned Dorothy expansion.

Customer Success:

●	Completed Blockware 6 MW expansion.

View Soluna’s recent AMA here.

Soluna’s updated glossary of terms is available here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to Project Dorothy 1A’s 20MW Canaan deployment, and the construction of Project Kati 1, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2025. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co